INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Ailibao International Investment Limited

We have audited the accompanying consolidated balance sheets of Ailibao International Investment Limited and its subsidiaries (collectively referred to as the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and cash flows for each of the three years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Baker Tilly Hong Kong Limited

Baker Tilly Hong Kong Limited
Certified Public Accountants
Hong Kong, SAR
Date: January 21, 2011

AILIBAO INTERNATIONAL INVESTMENT LIMITED
CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Notes	2009	2008
Assets
Current assets:
Cash and cash equivalents		$627,964	$816,600
Restricted cash	3	420,457	497,618
Accounts receivable		13,977,523	8,226,788
Inventories	5	3,765,055	3,004,402
Due from related parties	14	8,881,871	8,834,987
Other current assets	6	2,703,202	1,912,713
Total current assets		30,376,072	23,293,108

Property, plant and equipment, net	7	2,922,267	3,213,803
Construction in progress		180,794	119,876
Land use rights	8	1,325,829	1,357,578
Deferred tax assets	15	248,486	149,589
Deposits paid for acquisition of buildings		323,767	-
Total assets		$35,377,215	$28,133,954

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	9	$8,234,560	$8,060,636
Accrued expenses and other payables	10	1,653,883	1,091,570
Short term bank loans	11	1,684,760	219,861
Current tax payable		2,531,741	1,878,773
Dividend payable		15,382,587	12,312,202
Total current liabilities and total liabilities		29,487,531	23,563,042

Commitments and contingencies	12

Stockholders' equity:
Common stock; par value $1; 50,000 shares authorized; 1,000 shares issued and outstanding		1,000	1,000
Additional paid-in capital		1,307,484	721,892
Accumulated other comprehensive income		1,096,177	1,086,716
Statutory surplus reserve	16	654,242	361,446
Retained earnings		2,830,781	2,399,858
Total stockholders' equity		5,889,684	4,570,912
Total liabilities and stockholders' equity		$35,377,215	$28,133,954

See the accompanying notes to consolidated financial statements

 AILIBAO INTERNATIONAL INVESTMENT LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

		Years ended December 31,
	Notes	2009	2008	2007

Revenue	17	$81,513,360	$65,044,642	$48,142,358
Cost of revenue		(55,721,656)	(45,439,400)	(33,803,866)
Gross profit		25,791,704	19,605,242	14,338,492

Operating expenses:

Selling and distribution expenses		(1,712,346)	(1,300,594)	(1,017,579)
General and administrative expenses		(2,474,134)	(1,894,158)	(1,483,132)

Total operating expenses		(4,186,480)	(3,194,752)	(2,500,711)

Income from operations		21,605,224	16,410,490	11,837,781

Interest and other income		6,709	10,662	9,710
Finance costs		(43,822)	(11,194)	(16,585)

Income before income taxes		21,568,111	16,409,958	11,830,906
Income taxes	15	(5,461,805)	(4,186,986)	(3,953,120)

Net income		16,106,306	12,222,972	7,877,786

Other comprehensive income:

Foreign currency translation gain		9,461	511,390	553,983

Total comprehensive income		$16,115,767	$12,734,362	$8,431,769

Basic and diluted earnings per share		$16,106	$12,223	$7,878

Weighted average number of shares outstanding, basic and diluted		1,000	1,000	1,000

See the accompanying notes to consolidated financial statements

AILIBAO INTERNATIONAL INVESTMENT LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
				Accumulated
			Additional	other	Statutory		Total
	Number		paid-in	comprehensive	surplus	Retained	stockholders'
	of shares	Amount	capital	income*	reserve	earnings	equity

Balance, January 1, 2007	1,000	$1,000	$721,892	$21,343	$361,446	$2,014,036	$3,119,717

Net income	-	-	-	-	-	7,877,786	7,877,786

Currency translation adjustment	-	-	-	553,983	-	-	553,983

Dividend declared	-	-	-	-	-	(7,402,734)	(7,402,734)

Balance, December 31, 2007	1,000	1,000	721,892	575,326	361,446	2,489,088	4,148,752

Net income	-	-	-	-	-	12,222,972	12,222,972

Currency translation adjustment	-	-	-	511,390	-	-	511,390

Dividend declared	-	-	-	-	-	(12,312,202)	(12,312,202)

Balance, December 31, 2008	1,000	1,000	721,892	1,086,716	361,446	2,399,858	4,570,912

Capital contribution	-	-	585,592	-	-	-	585,592

Net income	-	-	-	-	-	16,106,306	16,106,306

Currency translation adjustment	-	-	-	9,461	-	-	9,461

Dividend declared	-	-	-	-	-	(15,382,587)	(15,382,587)

Transfer to statutory
surplus reserve	-	-	-	-	292,796	(292,796)	-

Balance, December 31, 2009	1,000	$1,000	$1,307,484	$1,096,177	$654,242	$2,830,781	$5,889,684

* Accumulated other comprehensive income represented exchange reserve arising from translation of foreign operations.

See the accompanying notes to consolidated financial statements

AILIBAO INTERNATIONAL INVESTMENT LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net income	$16,106,306	$12,222,972	$7,877,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	320,782	310,088	276,024
Deferred income taxes	(98,902)	1,675	(79,114)
Receipts and payments through a related party	109,028	791,104	(12,704,598)
Changes in operating assets and liabilities:
Accounts receivable	(5,750,735)	(3,189,545)	(1,010,817)
Inventories	(760,653)	234,101	(1,814,613)
Other current assets	(790,489)	687,110	(1,601,171)
Due from related parties	(155,912)	(2,670,848)	3,395,586
Accounts and other payables	736,237	756,383	2,980,000
Current tax payable	652,968	(884,723)	2,602,331
Net cash provided by (used in) operating activities	10,368,630	8,258,317	(78,586)

Cash flows from investing activities:
Restricted bank deposits made	(420,457)	(497,618)	(308,447)
Release of restricted bank deposits	497,618	308,447	222,319
Purchases of property, plant and equipment	(60,935)	(175,452)	(107,890)
Deposits paid for acquisition of plant and equipment	(323,767)	-	-
Net cash used in investing activities	(307,541)	(364,623)	(194,018)

Cash flows from financing activities:
Dividend paid	(12,297,422)	(7,772,356)	-
Proceeds from short term bank loans	1,464,899	-	-
Proceeds of contributions from stockholders	585,592	-	-
Net cash used in financing activities	(10,246,931)	(7,772,356)	-

(Decrease) increase in cash and cash equivalents	(185,842)	121,338	(272,604)
Effect of foreign exchange rate changes on cash and cash equivalents	(2,794)	575,421	341,268
Cash and cash equivalents at beginning of year	816,600	119,841	51,177
Cash and cash equivalents at end of year	$627,964	$816,600	$119,841

Supplemental disclosures of cash flow information:
Cash paid for interest	$43,822	$11,194	$16,585
Cash paid for income taxes	$4,907,261	$5,241,916	$1,547,176
Non-cash transactions:
Dividend declared but unpaid	$15,382,587	$12,312,202	$7,402,734

See the accompanying notes to consolidated financial statements

AILIBAO INTERNATIONAL INVESTMENT LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and summary of significant accounting policies

Organization and nature of operations:  Ailibao International Investment Limited and its subsidiaries (collectively referred to in these consolidated financial statements as “Company”,“we”,“our” and “us”) specializes in the manufacture and sales of sportswear. All our business operations are located in the People’s Republic of China (“PRC”).

Basis of presentation:  The consolidated financial statements include Ailibao International Investment Limited, its subsidiary and a variable interest entity as listed below.

Name	Place of incorporation	Registered/ share capital	Percentage of holdings		Principal activities
			Direct	Indirect

Ailibao (Fujian) Marketing Management Limited	The PRC	Hong Kong Dollars 5,600,000	100%	-	Investment holding

Fujian Jinjiang Chendai Ailibao Shoes and Clothes Co., Ltd. (“Ailibao PRC”)	The PRC	Renminbi (“RMB”) 10,000,000	-	100%	Manufacture and sales of sportswear

             All intercompany balances and transactions are eliminated upon consolidation.

    On November 18, 2010, the Company entered into certain contractual arrangements, which obligates the Company to absorb a majority of the return or loss of Ailibao PRC. The Company accounts for Ailibao PRC as its variable interest entity under Accounting Standard Codification (“ASC”) 810,Consolidation of Variable Interest Entities – An Interpretation of ARB No. 51, because the equity investors in Ailibao PRC do not have the characteristics of a controlling financial interest and Ailibao (Fujian) Marketing Management Limited should be considered as the primary beneficiary of Ailibao PRC.  Accordingly, the Company consolidates Ailibao PRC’s results of operations, assets and liabilities (see note 18).

    The entering into of those exclusive agreements by Ailibao (Fujian) Marketing Management Limited, Ailibao PRC and their stockholders on November 18, 2010 has been accounted for as a recapitalization of Ailibao PRC with no adjustment to the historical basis of the assets and liabilities of Ailibao PRC and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company and Ailibao PRC had been in existence since establishment of the Company and throughout the whole periods covered by these financial statements.

Accounting period:  We follow a fiscal reporting calendar ending December 31 each year.

Use of estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  On an ongoing basis, we evaluate our estimates, including, but not limited to, those related to income taxes, litigation and settlement costs, the collectability of accounts receivable, the valuation of inventory on a lower of cost or market basis, expected future cash flows and useful lives of intangible assets and other long-lived assets.  We base our estimates on historical experience and on other assumptions that we believe are reasonable under the circumstances.  These estimates form the basis for making judgments about the carrying values of assets and liabilities when those values are not readily apparent from other sources.  Actual results may differ materially from our estimates.

1.	Organization and summary of significant accounting policies (Continued)

Fair value of financial instruments:  For certain of our financial instruments, including cash and cash equivalents, accounts receivable, other current assets, accounts payable and other current liabilities, the carrying amounts approximate their fair value due to the relatively short maturity of these items.

Cash and cash equivalents: We consider all highly liquid debt instruments or deposits purchased with an original maturity of 90 days or less to be cash equivalents.

Accounts receivable: We defer recognition of revenue and the related receivable when we cannot estimate whether collectability is reasonably assured at the time products are delivered to our customer.  We also provide allowances for doubtful debt.  In establishing the allowance for doubtful debt, we review the customer’s payment history and information regarding their credit worthiness.  In 2009, 2008 and 2007, we made provision and written off doubtful debt of $1,988, $24 and $5,556, respectively. We make provision for doubtful debts of aged over one year.

Inventories: Inventories are stated at the lower of weighted average cost or market.  We evaluate our ending inventories for excess quantities and obsolescence on a yearly basis.  This evaluation includes analysis of historical and forecasted sales levels by product.  A provision is recorded for inventories on hand in excess of forecasted demand.  In addition, we write off inventories that are considered obsolete.  Obsolescence is determined from several factors, including competitiveness of product offerings, market conditions and product life cycles.  Increases to the allowance for excess and obsolete inventory are charged to cost of revenue.  At the point of the loss recognition, a new, lower of cost or market basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.  If this lower of cost or market inventory is subsequently sold, the related allowance is matched to the movement of related product inventory, resulting in lower costs and higher gross margins for those products.

Property, plant and equipment: Property, plant and equipment are stated at cost.  Depreciation is computed using the straight-line method based on the useful lives of the assets.  Repairs and maintenance costs are expensed as incurred.

The estimated useful lives are as follows:

Buildings	20 years
Plant and machinery	10 years
Furniture and equipment	5-10 years

The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, if any, and is recognized in profit or loss.

Land use rights: Land use rights are stated at cost, less accumulated amortization and are amortized over lease terms from the date of acquisition (see note 8 below).

Revenue recognition: We derive our revenue only from product sales.  We recognize revenue for product sales in accordance with ASC 605, Revenue Recognition (formerly Staff Accounting Bulletin, or SAB No. 104,Revenue Recognition), under which revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the fee is fixed or determinable and collectability is reasonably assured.

Revenue from product sales is generally recognized upon shipment. Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”). Ailibao PRC is subject to VAT which is levied on its products at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by Ailibao PRC in addition to the invoiced value of purchases to the extent not refunded for export sales.

Advertising and promotion expenses:  Advertising and promotion costs are expensed as incurred. Total advertising and promotion expenses were $932,931, $791,169 and $665,565 for the years ended December 31, 2009, 2008 and 2007, respectively.

Foreign currency:  The reporting currency of the Company is the United States dollar (“$” or “US$”). Transactions denominated in currencies other than US$ are translated into US$ at the average rates for the period. Monetary assets and liabilities denominated in currencies other than US$ are translated into US$ at the rates of exchange ruling at the balance sheet date.  Equity denominated in currencies other than US$ are translated into US$ at the rates ruling at the date of transactions.  The resulting exchange differences are recorded in the other (expenses) income in the statement of operations and comprehensive income.

1.	Organization and summary of significant accounting policies (Continued)

The financial records of the Company’s operating subsidiary are maintained in their local currency, RMB, which is the functional currency. Assets and liabilities are translated at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates, and income and expenses items are translated using the average rate for the period. The translation adjustments are recorded in accumulated other comprehensive income under stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (“PBOC”) or other institutions authorized to buy and sell foreign monies. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC. Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective years:

December 31, 2009
Balance sheet	RMB6.8259 to US$1.00
Statement of operations and comprehensive income	RMB6.8307 to US$1.00

December 31, 2008
Balance sheet	RMB6.8225 to US$1.00
Statement of operations and comprehensive income	RMB6.9477 to US$1.00

December 31, 2007
Balance sheet	RMB7.2946 to US$1.00
Statement of operations and comprehensive income	RMB7.6058 to US$1.00

Concentration of credit risk:  Financial instruments which potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable.  Our cash, cash equivalents and restricted cash are on deposit with major financial institutions.  Such deposits may be in excess of insured limits.  We believe that the financial institutions that hold our cash are financially sound and, accordingly, minimal credit risk exists with respect to these balances.  We have not experienced any investment losses due to institutional failure or bankruptcy.  We perform ongoing credit evaluations of our customers and generally do not require collateral for sales on credit.  We review our accounts receivable balances to determine if any receivables will potentially be uncollectible and include any amounts that are determined to be uncollectible in our allowance for doubtful debt account.

Income taxes:  Income taxes are accounted for under an asset and liability approach in accordance with ASC 740,IncomeTaxes(formerly SFAS No. 109,Accounting for Income Taxes).  Deferred income taxes reflect the net tax effects of any temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and any operating losses and tax credit carryforwards.  Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions, net of any valuation allowance, to reduce deferred tax assets to amounts that are considered more likely than not to be realized.

Under ASC 740, Income Taxes (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Tax ), the impact of an uncertain income tax position on the income tax return must be recognized as the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.  An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.  Additionally, ASC 740 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The total amount of unrecognized tax benefits as of December 31, 2009 and 2008 were $Nil.

Long-lived assets: We account for long-lived assets, in accordance with ASC 360, Property, plant and equipment.  Long-lived assets are evaluated for impairment whenever events or changes in circumstances, such as a change in technology, indicate that the carrying amount of an asset may not be recoverable.  An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount.

Segments:  The Company operates in two reportable segments.  Segment disclosures are presented in note 17 “Segment information”.

Comprehensive income: Comprehensive income consists of net income and other comprehensive (loss) income.  Other comprehensive (loss) income includes certain changes in equity that are excluded from results of operations.  Foreign currency translation adjustments are included in accumulated other comprehensive income in the accompanying consolidated balance sheets.

1.	Organization and summary of significant accounting policies (Continued)

Recent accounting pronouncements:  In September 2009, the FASB reached a consensus on Accounting Standards Update, or ASU 2009-13, Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements , or   ASU 2009-13 and ASU 2009-14,   Software (Topic 985) – Certain Revenue Arrangements That Include Software Elements , or   ASU 2009-14.  ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered.  ASU 2009-13 eliminates the requirement that all undelivered elements must have either: i) vendor-specific objective evidence (“VSOE”) or ii) third-party evidence (“TPE”) before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered.  In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities will be required to estimate the selling prices of those elements.  Overall arrangement consideration will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price.  The residual method of allocating arrangement consideration has been eliminated.  ASU 2009-14 modifies the software revenue recognition guidance to exclude from its scope tangible products that contain both software and non-software components that function together to deliver a product’s essential functionality.  These new updates are effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  We are currently evaluating the impact that the adoption of these ASUs will have on our consolidated financial statements.

   In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This ASU provides amendments that clarify existing disclosures on levels of disaggregation, inputs and valuation techniques to improve transparency in financial reporting.  ASU 2010-06 also requires new disclosures on transfers in and out of Level 1 and Level 2, and activity in Level 3 fair value measurements.  This amendment is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuance and settlements in the roll-forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  We are currently evaluating the impact that the adoption of this ASU will have on our consolidated financial statements.

   In February 2010, the FASB issued ASU 2010-9, Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements. ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company expects the adoption of ASU 2010-09 will not have a material impact on the Company’s results of operations or financial position.

   In July 2010, the FASB issued ASU 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.  ASU 2010-20 improves the disclosures that an entity provides about the credit quality of its financing receivables and the related allowance for credit losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting period ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The Company expects the adoption of ASU 2010-20 will not have a material impact on the Company’s results of operations or financial position.

    In August 2010, the FASB issued ASU 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules. Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. ASU 2010-21 amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The Company expects the adoption of ASU 2010-21 will not have a material impact on the Company’s results of operations or financial position.

   In August 2010, the FASB issued ASU 2010-22, Accounting for Various Topics-Technical Corrections to SEC paragraphs (SEC Update). ASU 2010-22 amends various SEC paragraphs based on external comments received and the issuance of Staff Accounting Bulletin (“SAB”) 112, which amends or rescinds portions of certain SAB topics. The Company expects the adoption of ASU 2010-22 will not have a material impact on the Company’s results of operations or financial position.

2.	Concentration of credit risk and major customers and suppliers

Financial instruments which potentially expose the Company to concentrations of credit risk consist of cash and accounts receivable as of December 31, 2009 and 2008. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

As of December 31, 2009 and 2008, the Company’s bank deposits (including restricted cash) of $1,044,621 and $1,327,762, respectively, were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

For the years ended December 31, 2009, 2008 and 2007, all of the Company’s sales arose in the PRC. In addition, all accounts receivable as of December 31, 2009 and 2008 also arose in the PRC.

Details of customers accounting for 10% or more of the Company’s accounts receivable are as follows:

	As of December 31,
	2009		2008
Customer A	$1,718,516	12%	$925,510	11%
Customer B	-	-	786,132	10%
Customer C	1,488,201	11%	-	-
Customer D	1,382,317	10%	-	-

Details of the customers accounting for 10% or more of the Company’s revenue are as follows:

	Years ended December 31,
	2009		2008		2007
Customer A	$-	-	$6,652,421	10%	$5,716,322	12%
Customer B	-	-	-	-	5,315,749	11%

During the years ended December 31, 2009, 2008 and 2007, the Company had no significant concentration of suppliers.

3.	Restricted cash

Restricted cash consists of the following:
	As of December 31,
	2009	2008
Restricted cash deposited with banks for
collateralized bank advances	$420,457	$497,618

4.	Fair values of assets and liabilities

ASC 820 Fair Value Measurements and Disclosures defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).”  The standard establishes a consistent framework for measuring fair value and expands disclosure requirements about fair value measurements.  ASC 820, among other things, requires us to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair Value Hierarchy

ASC 820 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow) and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The following is a brief description of those three levels:

Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 – Valuation is generated from model-based techniques that use significant assumptions not observable in the market.  These unobservable assumptions reflect our estimates of assumptions that market participants would use in pricing the asset or liability.  Valuation techniques include use of option pricing models, discounted cash flows models and similar techniques.

 The carrying values of cash and cash equivalents, restricted cash, accounts receivable, amounts due from related parties, other current assets, accounts and other payables, and short term bank loans approximate their fair values due to the short maturities of these instruments.

5.	Inventories

Inventories consist of the following:
	As of December 31,
	2009	2008
Raw materials	$824,242	$994,284
Work-in-process	379,705	220,341
Finished goods	2,561,108	1,789,777
	$3,765,055	$3,004,402

6.	Other current assets

Other current assets consist of the following:
	As of December 31,
	2009	2008
Advances to suppliers	$2,694,009	$1,912,669
Other current assets	9,193	44
	$2,703,202	$1,912,713

7.	Property, plant and equipment

Property, plant and equipment consist of the following:
	As of December 31,
	2009	2008
Buildings	$2,947,797	$2,949,266
Plant and machinery	1,209,087	1,209,690
Furniture and equipment	319,785	319,944

	4,476,669	4,478,900
Accumulated depreciation	(1,554,402)	(1,265,097)

Property, plant and equipment, net	$2,922,267	$3,213,803

Depreciation expenses for the years ended December 31, 2009, 2008 and 2007 were $289,731, $279,560 and $248,137 respectively.

8.	Land use rights

The following is a summary of land use rights:
	As of December 31,
	2009	2008

Land use rights	$1,554,416	$1,553,641
Less: accumulated amortization	(228,587)	(196,063)
Land use rights, net	$1,325,829	$1,357,578

Amortization expenses for the years ended December 31, 2009, 2008 and 2007 were $31,051, $30,528 and $27,887, respectively.

The estimated amortization expenses for the five years ending December 31, 2010, 2011, 2012, 2013, 2014 and thereafter are as follows:-

Year ending December 31,
2010	$31,073
2011	31,073
2012	31,073
2013	31,073
2014 and thereafter	1,201,537
$1,325,829

9.	Accounts payable

	As of December 31,
	2009	2008

Accounts payable	$7,393,645	$7,065,400
Bills payable	840,915	995,236
	$8,234,560	$8,060,636

    Bills payable represented commercial notes issued to suppliers for settlements. The amounts are interest-free, secured by the restricted cash (see note 3) and repayable within one year.

10.	Accrued expenses and other payables

Accrued expenses and other payables consist of the following:
	As of December 31,
	2009	2008
Accrued salaries and staff welfare	$696,515	$490,063
Value added tax payable	450,145	368,203
Other accrued liabilities	507,223	233,304
	$1,653,883	$1,091,570

11.	Short term bank loans and banking facilities

Short term bank loans

Short term bank loans consist of the following:

	As of December 31,
	2009	2008

8.093% loan payable to Quanzhou City Commercial Bank, matured on May 29, 2009, with interest due on month end and principal due at date of maturity, secured by corporate guarantee from a third party	$-	$219,861

7.965% loan payable to Quanzhou City Commercial Bank, matured on May 15, 2010, with interest due on month end and principal due at date of maturity, secured by corporate guarantee from a third party (note (a))	219,751	-

6.903% loan payable to Industrial and Commercial Bank of China Limited (located at Jinjiang, the PRC), matured on April 1, 2010, with interest due on month end and principal due at date of maturity, secured by corporate guarantee from a third party (note (b))	1,465,009	-

	$1,684,760	$219,861

Note:-

(a)	Renewedon May 15, 2010 with a new loan of the same amount and matures in May 2011.

(b)	Fully repaid in 2010.

11.	Short term bank loans and banking facilities (Continued)

Banking facilities

As of December 31, 2008 and 2009, the Company had general banking facilities for bank loans and bills payable.The general banking facilities utilized by the Company are denominated in RMB and amounted to RMB17,240,000 and RMB8,290,000 as of December 31, 2009 and 2008, respectively.

The average bank loans were $952,311 and $212,746 for the years ended December 31, 2009 and 2008, respectively and the weighted average interest rates are 7.30% and 8.28%, respectively.

The Company’s general banking facilities, expressed in $, are detailed as follows:

	As of December 31,						Terms of banking facilities as of December 31,
	2009	2008	2009	2008	2009	2008	Interest rates		Repayment terms
	Available	Available	Utilized	Utilized	Unutilized	Unutilized	2009	2008	2009	2008

Bills payable	$1,172,007	$1,172,590	$840,915	$995,236	$331,092	$177,354	Nil	Nil	Repayable in full within six months

Bank loans	1,684,760	219,861	1,684,760	219,861	-	-	7.97%	8.09%	Repayable in full within one year

	$2,856,767	$1,392,451	$2,525,675	$1,215,097	$331,092	$177,354

The above banking facilities were secured by the restricted cash of the Company and corporate guarantees executed by independent third parties.

12.	Commitments and contingencies

Commitments

As of December 31, 2009, we had capital commitments with respect to construction of a warehouse, which are dueas follows:

2011	$484,000

Contingencies

As of December 31, 2009, Ailibao PRC provided corporate guarantees to independent third parties for banking facilities to the extent of $1,523,000. Subsequent to the balance sheet date, the corporate guarantees were released and the Company suffered no loss (see note 18).

13.	Defined contribution retirement plans

As stipulated by the regulations of the PRC government, companies operating in the PRC have defined contribution retirement plans for their employees. The PRC government is responsible for the pension liability to these retired employees. The Company was required to make specified contributions to the state-sponsored retirement plan based on the basic salary cost of their staff. Each of the employees of the PRC subsidiaries is also required to contribute certain percentage of his/her basic salary.

Contributions to defined contribution retirement plan for the years ended December 31, 2009, 2008 and 2007 were $582,380, $411,437 and $319,351 respectively.These contributions are recorded with the associated compensation as components of cost of revenue, selling and distribution expenses, and general and administrative expenses based upon the responsibilities of the related employee.

14.	Related party transactions

	As of December 31,
	2009	2008

Due from related parties
Ding Changming, a director	$8,881,871	$6,885,555
Ding Baofu, chief executive officer	-	410,407
Ding Baojian, chief operating officer	-	1,539,025

	$8,881,871	$8,834,987

Balances with related parties represent advances to or loans from the respective related parties, which are interest free, unsecured, and have no fixed terms of repayment.

15.	Income taxes

On March 16, 2007, the National People’s Congress of the PRC determined to adopt the New China Income Tax (“CIT”) Law. The New CIT Law unifies the application scope, tax rate, tax deduction and preferential policy for both domestic and foreign enterprises. The New CIT Law became effective on January 1, 2008. According to the New CIT Law, the applicable income tax rate for the Company’s PRC subsidiaries for 2008 and 2009is 25%. Before the New CIT Law, the applicable income tax rate for 2007 is 33%.

The Company is incorporated in the British Virgin Islands and income earned is not subject to income tax.

The income tax provision (benefit) is summarized as follows:

	Years ended December 31,
	2009	2008	2007

Current – the PRC	$5,560,707	$4,185,311	$4,032,234
Deferred – the PRC	(98,902)	1,675	(79,114)
Income taxes, net	$5,461,805	$4,186,986	$3,953,120

The tax effects of significant items comprising our deferred tax assets are as follows:

	As ofDecember 31,
	2009	2008
Deferred tax assets:
Allowance andother provisions	$206,060	$100,331
Depreciation	42,426	49,258
Total deferred tax assets	$248,486	$149,589

ASC 740, Income Taxes,requires that the tax benefit of temporary differences and credit carryforwards be recorded as an asset to the extent that we assess that realization is “more likely than not.”  Deferred income taxes result principally from differences in the recognition of certain assets and liabilities for tax and financial reporting purposes.

15.	Income taxes (Continued)

The effective tax rate of our provision for income taxes differs from the CIT rate as follows:

	Years ended December 31,
	2009	2008	2007

Income before income taxes	$21,568,111	$16,409,958	$11,830,906

Computed at CIT rate of 25% for 2009 and 2008; 33% for 2007	$5,392,028	$4,102,490	$3,904,199
Expenses not deductible for tax purposes	58,784	70,767	75,291
Other	10,993	13,729	(26,370)
Income tax expenses, net	$5,461,805	$4,186,986	$3,953,120

Our tax filings for the fiscal years from 2007 to 2009 remain open in the PRC tax jurisdictions.  We do not anticipate that our unrecognized tax benefit would change significantly in the coming 12-month period.

16.	Statutory surplus reserves

In accordance with the PRC Companies Law, Ailibao PRC is required to transfer 10% of its profit after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve.  The statutory surplus reserve is non-distributable.

17.	Segment information

The Company follows FASB ASC 280 – Segment Reporting, which requires the Company to disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.  The Company operates in two reportable segments: manufacture and sales of shoes (“Shoes”) and sales of apparel (“Apparel”).    The Company evaluates segment performance based on income from operations.  All inter-company transactions between segments have been eliminated.  As a result, the components of operating income for one segment may not be comparable to another segment.  The following is a summary of the Company’s segment information.

Segment revenue and results

The following is an analysis of the Company’s revenue and results from operations by reportable segment.

	Segment revenue			Segment profit
	Years ended December 31,			Years ended December 31,
	2009	2008	2007	2009	2008	2007

Shoes	$63,115,968	$51,928,633	$37,642,704	$19,843,722	$15,511,518	$10,924,382
Apparel	18,397,392	13,116,009	10,499,654	5,947,982	4,093,724	3,414,110

Total for operations	$81,513,360	$65,044,642	$48,142,358	25,791,704	19,605,242	14,338,492

Interest income				33,216	34,186	19,063
Operating and other expenses				(4,212,987)	(3,218,276)	(2,510,064)
Finance costs				(43,822)	(11,194)	(16,585)

Income before income taxes				21,568,111	16,409,958	11,830,906
Income taxes				(5,461,805)	(4,186,986)	(3,953,120)

Net income				$16,106,306	$12,222,972	$7,877,786

Revenue reported above represents revenue generated from external customers.  There were no inter-segment sales in theyears.

17.	Segment information (Continued)

Segment assets and liabilities

	As of December 31,
	2009	2008
Segment assets
Shoes	$18,698,852	$13,418,649
Apparel	3,791,754	1,924,384

Total segment assets	22,490,606	15,343,033
Unallocated	12,886,609	12,790,921

Consolidated assets	$35,377,215	$28,133,954

Segment liabilities
Shoes	$7,985,441	$6,658,364
Apparel	249,118	1,402,272

Total segment liabilities	8,234,559	8,060,636
Unallocated	21,252,972	15,502,406

Consolidated liabilities	$29,487,531	$23,563,042

For the purposes of monitoring segment performance and allocating resources between segments:

-	all assets are allocated to reportable segments other than deferred tax assets; and
-	all liabilities are allocated to reportable segments other than “other payables”. Liabilities for which reportable segments are jointly liable are allocated in proportion to segment assets.

Other segment information

	Depreciation and amortization			Additions to long-lived assets
	Years ended December 31,			Years ended December 31,
	2009	2008	2007	2009	2008	2007

Shoes	$112,907	$105,714	$89,334	$60,935	$175,452	$107,890
Unallocated	207,875	204,374	186,690	-	-	-

Total	$320,782	$310,088	$276,024	$60,935	$175,452	$107,890

18.	Subsequent events

We have evaluated subsequent events through January 21, 2011, the date the consolidated financial statements were issued.

On November 18, 2010, the Company entered into certain contractual arrangements, which obligates the Company to absorb majority of the return or loss of Ailibao PRC. The Company accounts for Ailibao PRC as its variable interest entity under ASC 810 because the equity investors in Ailibao PRC do not have the characteristics of a controlling financial interest and Ailibao (Fujian) Marketing Management Limited should be considered as the primary beneficiary of Ailibao PRC.  Accordingly, the Company consolidates Ailibao PRC’s results of operations, assets and liabilities (see note 1).

On January 21, 2011, the Company executed a stock exchange agreement with American Smooth Wave Ventures, Inc. (“ASWV”). Pursuant to the stock exchange agreement, ASWV issued 317,409,000 shares of its common stock to stockholders of the Company and 6,826,000 shares of its common stock to an introducing party,in exchange for all outstanding shares of the Company, making the Company a wholly-owned subsidiary of ASWV.

The above stock exchange transaction resulted in the stockholders of the Company obtaining a majority voting interest in ASWV. Generally accepted accounting principles in the United States of America require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of ASWV as the Company acquired a controlling equity interest in ASWV as of January 21, 2011. The reverse acquisition process utilizes the capital structure of ASWV and the assets and liabilities of the Company are recorded at historical cost.